UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026 (February 23, 2026)

Kyverna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41947	83-1365441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5980 Horton St., Suite 550
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 925-2492

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	KYTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew Miller to the Board

On February 24, 2026, the board of directors (the “Board”) of Kyverna Therapeutics, Inc. (the “Company”) appointed Andrew Miller, Ph.D. as a Class III director of the Company, effective immediately. Concurrent with his appointment to the Board, Dr. Miller was appointed to the Science and Technology Committee of the Board and the Audit Committee of the Board (the “Audit Committee”).

Dr. Miller, age 44, brings extensive experience in biotechnology leadership, drug development, and corporate strategy, having previously founded Karuna Therapeutics, Inc. (“Karuna”), a biopharmaceutical company developing treatments for psychiatric and neurological conditions. He most recently served as President of Research and Development at Karuna until its $14 billion acquisition by Bristol Myers Squibb in 2024 and previously served as Chief Operating Officer, Chief Executive Officer and as a member of Karuna’s Board of Directors. Prior to that, Dr. Miller held senior and executive level positions at PureTech Health plc, Tal Medical and Entrega, Inc. He also served as a member of the board of directors of Entrega, Inc. from 2013 to 2025. Dr. Miller currently serves as the Chairman of the Board at Progentos Therapeutics. He received a B.S. in Chemical Engineering from the University of Illinois with highest honors and completed his Ph.D. in Chemical Engineering at the Massachusetts Institute of Technology.

In accordance with the Company’s Non-Employee Director Compensation Program (the “Program”), as a non-employee director of the Company, Dr. Miller is initially entitled to receive cash compensation in the amount of $40,000 per year for his service on the Board, $10,000 per year for his service on the Audit Committee and $7,500 per year for his service on the Science and Technology Committee of the Board; in each case, prorated for the portion of the year on which he serves on the Board and the committees thereof. In addition, pursuant to the Program, on February 24, 2026, Dr. Miller will be granted (i) an option with respect to such number of shares of the Company’s common stock as is equal to $262,000, divided by the per share grant date fair value of the option award (the “Miller Option”), which shall vest with respect to 1/36th of the shares on each monthly anniversary of the date of grant, subject to Dr. Miller’s continued service with the Company through each such date and (ii) restricted stock units with respect to such number of shares of the Company’s common stock as is equal to $87,500, divided by the per share grant date fair market value as of the date of the grant, rounded down to the nearest whole share (the “Miller RSU”), which shall vest with respect to 1/3rd of the shares on each one-year anniversary of the date of grant, subject to Dr. Miller’s continued service with the Company through each such date. In addition, if a Change in Control (as defined in the Company’s 2024 Equity Incentive Plan) occurs during Mr. Dr. Miller’s service on the Board, the Miller Option and Miller RSU will vest in full as of the closing of such Change in Control.

The Company also entered into an indemnification and advancement agreement with Dr. Miller in the same form as its standard form of indemnification and advancement agreement with its other directors.

There are no family relationships between Dr. Miller and any director or executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Miller has not engaged in any transaction that would be reportable as a related-party transaction under Item 404(a) of Regulation S-K.

Appointment of Sravan Emany to the Board

On February 24, 2026, the Board appointed Sravan Emany as a Class I director of the Company, effective immediately. Concurrent with his appointment to the Board, Mr. Emany was appointed to serve as the Chair of the Audit Committee and as a member of the Nominating and Corporate Governance Committee of the Board (the “N&CG Committee”).

Mr. Emany, age 48, has served as the Chief Financial Officer of Beam Therapeutics Inc. (“Beam”) since December 2024. Prior to joining Beam, Mr. Emany served as Chief Financial Officer and Chief Operating Officer of Ironwood

Pharmaceuticals, Inc., a publicly held global healthcare company, since December 2021. Prior to that, Mr. Emany served as Corporate Vice President, Commercial Excellence and Chief Strategy Officer of Integra LifeSciences Holdings Corporation (“Integra”), a publicly held global healthcare company, from March 2020 to December 2021, and as Vice President of Strategy, Treasury and Investor Relations from February 2018 to March 2020. Prior to Integra, Mr. Emany served in various mergers and acquisitions investment banking roles in Bank of America and BofA Securities, formerly Bank of America Merrill Lynch, for nearly a decade, culminating in his service as Managing Director in the mergers and acquisitions group, where he led numerous mergers and acquisitions in the healthcare sector. He also served in various other financial roles, including with Goldman Sachs Group and Morgan Stanley. Mr. Emany serves on the board of directors of Assertio Holdings, Inc. (Nasdaq: ASRT). He holds a B.A. in international relations from The Johns Hopkins University and an M.A. in international relations and international economics from The Johns Hopkins School of Advanced International Studies.

In accordance with the Program, as a non-employee director of the Company, Mr. Emany is initially entitled to receive cash compensation in the amount of $40,000 per year for his service on the Board, $20,000 per year for his service as the Chair of the Audit Committee and $5,000 per year for his service on the N&CG Committee; in each case, prorated for the portion of the year on which he serves on the Board and the committees thereof. In addition, pursuant to the Program, on February 24, 2026, (i) an option with respect to such number of shares of the Company’s common stock as is equal to $262,000, divided by the per share grant date fair value of the option award (the “Emany Option”), which shall vest with respect to 1/36th of the shares on each monthly anniversary of the date of grant, subject to Mr. Emany’s continued service with the Company through each such date and (ii) restricted stock units with respect to such number of shares of the Company’s common stock as is equal to $87,500, divided by the per share grant date fair market value as of the date of the grant, rounded down to the nearest whole share (the “Emany RSU”), which shall vest with respect to 1/3rd of the shares on each one-year anniversary of the date of grant, subject to Mr. Emany’s continued service with the Company through each such date. In addition, if a Change in Control (as defined in the Company’s 2024 Equity Incentive Plan) occurs during Mr. Emany’s service on the Board, the Emany Option and Emany RSU will vest in full as of the closing of such Change in Control.

The Company also entered into an indemnification and advancement agreement with Mr. Emany in the same form as its standard form of indemnification and advancement agreement with its other directors.

There are no family relationships between Mr. Emany and any director or executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Emany has not engaged in any transaction that would be reportable as a related-party transaction under Item 404(a) of Regulation S-K.

Resignation of Daniel Spiegelman as Director

On February 23, 2026, Daniel Spiegelman notified the Board of his decision to resign from his position as a member of the Board and all committees thereof, effective as of February 24, 2026. Mr. Spiegelman’s resignation is not due to any disagreement with the Company relating to any of the Company’s operations, policies or practices.

The Board thanks Mr. Spiegelman for his years of service and valuable contributions to the Company.

Item 8.01 Other Events.

On February 24, 2026, the Company issued a press release announcing the appointment of Dr. Miller and Mr. Emany to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

99.1	Press Release, dated February 24, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kyverna Therapeutics, Inc.

Date:	February 24, 2026	By:	/s/ Marc Grasso
Marc Grasso Chief Financial Officer